EXHIBIT 9

                      Investment Company Services Agreement
                      Millenium Tax- Free Income Fund, Inc.

      This AGREEMENT, dated as of the 2nd day of April, 1998, made by and between Millenium Tax- Free Income Fund, Inc., (the "Fund"), a corporation operating as an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Maryland, and Declaration Service Company ("Declaration"), a corporation duly organized under the laws of the Commonwealth of Pennsylvania (collectively, the "Parties").

                                WITNESSETH THAT:

      WHEREAS, the Fund is authorized by its Articles of Incorporation and By-Laws to issue separate series of shares representing interests in separate investment portfolios which are identified on Schedule "C" attached hereto and which Schedule "C" may be amended from time to time by mutual agreement of the Fund and Declaration; and

      WHEREAS, the Parties desire to enter into an agreement whereby Declaration will provide the services to the Fund as specified herein and set forth in particular in Schedule "A" which is attached hereto and made a part hereof.

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and in exchange of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                              GENERAL PROVISIONS
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      Section 1. Appointment. The Fund hereby appoints Declaration as servicing agent and Declaration hereby accepts such appointment. In order that Declaration may perform its duties under the terms of this Agreement, the Board of Directors of the Fund shall direct the officers, investment adviser, legal counsel, independent accountants and custodian of the Fund to cooperate fully with Declaration and, upon request of Declaration, to provide such information, documents and advice relating to the Fund which Declaration requires to execute its responsibilities hereunder. In connection with its duties, Declaration shall be entitled to rely, and will be held harmless by the Fund when acting in reasonable reliance, upon any instruction, advice or document relating to the Fund as provided to Declaration by any of the aforementioned persons on behalf of the Fund. All fees charged by any such persons acting on behalf of the Fund will be deemed an expense of the Fund.

      Any services performed by Declaration under this Agreement will conform to the requirements of:

      (a) the provisions of the Act and the Securities Act of 1933, as amended, and any rules or regulations in force thereunder;

      (b) any other applicable provision of state and federal law;

      (c) the provisions of the Articles of Incorporation and the By-Laws as amended from time to time and delivered to Declaration;

      (d) any policies and determinations of the Board of Directors of the Fund which are communicated to Declaration; and

      (e) the policies of the Fund as reflected in the Fund's registration statement as filed with the U.S. Securities and Exchange Commission.

      Nothing in this Agreement will prevent Declaration or any officer thereof from providing the same or comparable services for or with any other person, firm or corporation. While the services supplied to the Fund may be different than those supplied to other persons, firms or corporations, Declaration will provide the Fund equitable treatment in supplying services. The Fund recognizes that it will not receive preferential treatment from Declaration as compared with the treatment provided to other Declaration clients.

      Section 2. Duties and Obligations of Declaration.

         Subject to the provisions of this Agreement, Declaration will provide to the Fund the specific services as set forth in Schedule "A" attached hereto.

      Section 3. Definitions. For purposes of this Agreement:

      "Certificate" will mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement. To be effective, such Certificate shall be given to and received by the custodian and shall be signed on behalf of the Fund by any two of its designated officers, and the term Certificate shall also include Instructions communicated to the custodian by Declaration.

      "Custodian" will refer to that agent which provides safekeeping of the assets of the Fund.

      "Instructions" will mean communications containing instructions transmitted by electronic or telecommunications media including, but not limited to, Industry Standardization for Institutional Trade Communications, computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an officer or unsigned) and tested telex.

      "Oral Instruction" will mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Declaration in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to Declaration to be a person or persons so authorized by a resolution of the Board of Directors of the Fund to give Oral Instructions to Declaration on behalf of the Fund.

      "Shareholders" will mean the registered owners of the shares of the Fund in accordance with the share registry records maintained by Declaration for the Fund.

      "Shares" will mean the issued and outstanding shares of the Fund.

      "Signature Guarantee" will mean the guarantee of signatures by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

      "Written Instruction" will mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Declaration in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Declaration to be the signature of a person or persons so authorized by a resolution of the Board of Directors of the Fund, or so identified by the Fund to give Written Instructions to Declaration on behalf of the Fund.

      Concerning Oral and Written Instructions For all purposes under this Agreement, Declaration is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Fund or its agents. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered. In cases where Declaration receives an Instruction, whether Written or Oral, to enter a portfolio transaction onto the Fund's records, the Fund shall cause the broker/dealer executing such transaction to send a written confirmation to the Custodian.

      Declaration shall be entitled to rely on the first Instruction received. For any act or omission undertaken by Declaration in compliance therewith, it shall be free of liability and fully indemnified and held harmless by the Fund, provided however, that in the event a Written or Oral Instruction received by Declaration is countermanded by a subsequent Written or Oral Instruction received prior to acting upon such countermanded Instruction, Declaration shall act upon such subsequent Written or Oral Instruction. The sole obligation of Declaration with respect to any follow-up or confirmatory Written Instruction or Oral Instruction in documentary or written form shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible and bear the expense of its taking any action, including any reprocessing, necessary to correct any discrepancy or error. To the extent such action requires Declaration to act, the Fund shall give

      Declaration specific Written Instruction as to the action required.

      The Fund will file with Declaration a certified copy of each resolution of the Fund's Board of Directors authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

      Section 4. Indemnification.

      (a) Declaration, its directors, officers, employees, shareholders, and agents will be liable for any loss suffered by the Fund resulting from the willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Declaration in the performance of its obligations and duties under this Agreement.

      (b) Any director, officer, employee, shareholder or agent of Declaration, who may be or become an officer, director, employee or agent of the Fund, will be deemed, when rendering services to the Fund, or acting on any business of the Fund (other than services or business in connection with Declaration' duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent of, or under the control or direction of Declaration even though such person may be receiving compensation from Declaration.

      (c) The Fund agrees to indemnify and hold Declaration harmless, together with its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Declaration may sustain or incur or which may be asserted against Declaration by any person by reason of, or as a result of:

            (i) any action taken or omitted to be taken by Declaration except claims, demands, expenses and liabilities arising from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of Declaration in the performance of its obligations and duties under this Agreement; or

            (ii) any action taken or omitted to be taken by Declaration in reliance upon any Certificate, instrument, order or stock certificate or other document reasonably believed by Declaration to be genuine and signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Fund, or upon the written opinion of legal counsel for the Fund or Declaration; or

            (iii) the offer or sale of shares of the Fund to any person, natural or otherwise, which is in violation of any state or federal law.

      If a claim is made against Declaration as to which Declaration may seek indemnity under this Section, Declaration will notify the Fund promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding with respect thereto and will notify the Fund promptly of any action commenced against Declaration within ten (10) days after Declaration has been served with a summons or other legal process. Failure to notify the Fund will not, however, relieve the Fund from any liability which it may have on account of the indemnity under this Section so long as the Fund has not been prejudiced in any material respect by such failure.

      The Fund and Declaration will cooperate in the control of the defense of any action, suit or proceeding in which Declaration is involved and for which indemnity is being provided by the Fund to Declaration. The Fund may negotiate the settlement of any action, suit or proceeding subject to Declaration's approval, which will not be unreasonably withheld. Declaration reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by Declaration in connection with, or as a result of such participation, will be borne solely by the Fund if:

            (i) Declaration has received an opinion of counsel from counsel to the Fund stating that the use of counsel to the Fund by Declaration would present an impermissible conflict of interest;

            (ii) the defendants in, or targets of, any such action or proceeding include both Declaration and the Fund, and legal counsel to Declaration has reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Fund or which may be adverse to or inconsistent with defenses available to the Fund (in which case the Fund will not have the right to direct the defense of such action on behalf of Declaration); or

            (iii) the Fund authorizes Declaration to employ separate counsel at the expense of the Fund.

      (d) The terms of this Section will survive the termination of this Agreement.

      Section 5. Representations and Warranties.

      (a) Declaration represents and warrants that:

            (i) it is a corporation duly organized and existing and in good standing under the laws of Pennsylvania;

            (ii) it is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

            (iii) all requisite corporate proceedings have been taken to authorize Declaration to enter into and perform this Agreement;

            (iv) it has and will continue to have access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

            (v) no legal or administrative proceeding have been instituted or threatened which would impair Declaration' ability to perform its duties and obligations under this Agreement;

            (vi) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Declaration or any law or regulation applicable to it;

            (vii) it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act;

            (viii) this Agreement has been duly authorized by Declaration and, when executed and delivered, will constitute valid, legal and binding obligation of Declaration, enforceable in accordance with its terms.

      (b) The Fund represents and warrants that:

            (i) it is a business Fund duly organized and existing and in good standing under the laws of the State of Maryland;

            (ii) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

            (iii) all requisite proceedings have been taken to authorize the Fund to enter into and perform this Agreement;

            (iv) no legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

            (v) the Fund's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligations of the Fund, or any law or regulation applicable to either;

            (vi) the Shares are properly registered or otherwise authorized for issuance and sale;

            (vii) this Agreement has been duly authorized by the Fund and, when executed and delivered, will constitute valid, legal and binding obligation of the Fund, enforceable in accordance with its terms.

      (c) Delivery of Documents

            The Fund will furnish or cause to be furnished to Declaration the following documents;

            (i)   current Prospectus and Statement of Additional Information;

            (ii)  most recent Annual Report;

            (iii) most recent Semi-Annual Report for registered investment companies on Form N-SAR;

            (iv) certified copies of resolutions of the Fund's Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions and those persons authorized to give those Instructions.

      (d) Record Keeping and Other Information

      Declaration will create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule "A" in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Act. All such records will be the property of the Fund and will be available during regular business hours for inspection, copying and use by the Fund. Where applicable, such records will be maintained by Declaration for the periods and in the places required by Rule 31a-2 under the Act. Upon termination of this Agreement, Declaration will deliver all such records to the Fund or such person as the Fund may designate.

      In case of any request or demand for the inspection of the Share records of the Fund, Declaration shall notify the Fund and secure instructions as to permitting or refusing such inspection. Declaration may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

      Section 6. Compensation. The Fund agrees to pay Declaration compensation for its services, and to reimburse it for expenses at the rates, times, manner and amounts as set forth in Schedule "B" attached hereto and incorporated herein by reference and as will be set forth in any amendments to such Schedule "B" agreed upon in writing by the Parties. Upon receipt of an invoice therefor, Declaration is authorized to collect such fees by debiting the Fund's custody account. In addition, the Fund agrees to reimburse Declaration for any out-of-pocket expenses paid by Declaration on behalf of the Fund within five (5) calendar days of the Fund's receipt of an invoice therefor.

      For the purpose of determining fees payable to Declaration, the value of the Fund's net assets will be computed at the times and in the manner specified in the Fund's Prospectus and Statement of Additional Information then in effect.

      During the term of this Agreement, should the Fund seek services or functions in addition to those outlined below or in Schedule "A" attached hereto, a written amendment to this Agreement specifying the additional services and corresponding compensation will be executed by the Parties.

      In the event that the Fund is more than thirty (30) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by Declaration. The Fund must notify Declaration in writing of any contested amounts within five (5) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being disputed.

      Section 7. Days of Operation. Nothing contained in this Agreement is intended to or will require Declaration, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock Exchange ("NYSE") is closed. Functions or duties normally scheduled to be performed on such days will be performed on and as of the next succeeding business day on which the NYSE is open. Notwithstanding the foregoing, Declaration will compute the net asset value of the Fund on each day required pursuant to Rule 22c-1 promulgated under the Act.

      Section 8. Acts of God, etc. Declaration will not be liable or responsible for delays or errors caused by acts of God or by reason of circumstances beyond its control including, acts of civil or military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

      In the event of equipment failures beyond Declaration' control, Declaration will, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but will have no liability with respect thereto. The foregoing obligation will not extend to computer terminals located outside of premises maintained by Declaration. Declaration has entered into and maintains in effect agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

      Section 9. Inspection and Ownership of Records. In the event of a request or demand for the inspection of the records of the Fund, Declaration will use its best efforts to notify the Fund and to secure instructions as to permitting or refusing such inspection. Declaration may, however, make such records available for inspection to any person in any case where it is advised in writing by its counsel that it may be held liable for failure to do so after notice to the Fund.

      Declaration recognizes that the records it maintains for the Fund are the property of the Fund and will be surrendered to the Fund upon written notice to Declaration as outlined under Section 10(c) below. The Fund is responsible for the payment in advance of any fees owed to Declaration. Declaration agrees to maintain the records and all other information of the Fund in a confidential manner and will not use such information for any purpose other than the performance of Declaration' duties under this Agreement.

      Section 10. Duration and Termination.

      (a) The initial term of this Agreement will be for the period of two (2) years, commencing on the date hereinabove first written (the "Effective Date") and will continue thereafter subject to termination by either Party as set forth in subsection (c) below.

      (b) The fee schedules set forth in Schedule "B" attached hereto will be fixed for the initial term commencing on the Effective Date of this Agreement and will continue thereafter subject to their review and any adjustment.

      (c) After the initial term of this Agreement, a Party may give written notice to the other (the day on which the notice is received by the Party against which the notice is made shall be the "Notice Date") of a date on which this Agreement shall be terminated ("Termination Date"). The Termination Date shall be set on a day not less than one hundred eighty (180) days after the Notice Date. The period of time between the Notice Date and the Termination Date is hereby identified as the "Notice Period". Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Fund will pay to Declaration such compensation as may be due as of the Termination Date and will likewise reimburse Declaration for any out-of-pocket expenses and disbursements reasonably incurred or expected to by incurred by Declaration up to and including the Termination Date.

      (d) In connection with the termination of this Agreement, if a successor to any of Declaration' duties or responsibilities under this Agreement is designated by the Fund by written notice to Declaration, Declaration will promptly, on the Termination Date and upon receipt by Declaration of any payments owed to it as set forth in Section 10(c) above, transfer to the successor, at the Fund's expense, all records which belong to the Fund and will provide appropriate, reasonable and professional cooperation in transferring such records to the named successor.

      (e) Should the Fund desire to move any of the services outlined in this Agreement to a successor service provider prior to the Termination Date, Declaration shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Declaration will be able to facilitate a conversion of services prior to the end of the Notice Period. Should services be converted to a successor service provider prior to the end of the Notice Period, or if the Fund is liquidated or its assets merged or purchased or the like with another entity, payment of fees to Declaration shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained at Declaration until the expiration of the Notice Period and shall be calculated at the asset levels on the Notice Date.

      (f) Notwithstanding any other provisions of Paragraph 10, and after the passage of one (1) year from the effective date of this Agreement; in the event the Fund deregisters as an Investment Company with the United States Securities and Exchange Commission ("SEC"), this Agreement may be terminated by the Fund upon ninety (90) days written notice to Declaration. The Termination Date shall be ninety (90) days after the receipt of such notice by Declaration. Any time up to, but not later than fifteen (15) days prior to the Termination Date, the Fund will pay to Declaration such compensation as may be due as of the Termination Date and will likewise reimburse Declaration for any out- of- pocket expenses and disbursements reasonably incurred or expected to be incurred by Declaration up to and including the Termination Date.

      (g) Notwithstanding the foregoing, this Agreement may be terminated at any time by either Party in the event of a material breach by the other Party involving gross negligence, willful misfeasance, bad faith or a reckless disregard of its obligations and duties under this Agreement provided that such breach shall have remained unremedied for sixty (60) days or more after receipt of written specification thereof.

      Section 11. Rights of Ownership. All computer programs and procedures developed to perform services required to be provided by Declaration under this Agreement are the property of Declaration. All records and other data except such computer programs and procedures are the exclusive property of the Fund and all such other records and data will be furnished to the Fund in appropriate form as soon as practicable after termination of this Agreement for any reason.

      Section 12. Amendments to Documents. The Fund will furnish Declaration written copies of any amendments to, or changes in, the Articles of Incorporation, By-Laws, Prospectus or Statement of Additional Information in a reasonable time prior to such amendments or changes becoming effective. In addition, the Fund agrees that no amendments will be made to the Prospectus or Statement of Additional Information of the Fund which might have the effect of changing the procedures employed by Declaration in providing the services agreed to hereunder or which amendment might affect the duties of Declaration hereunder unless the Fund first obtains Declaration' approval of such amendments or changes.

      Section 13. Confidentiality. Both Parties hereto agree that any non-public information obtained hereunder concerning the other Party is confidential and may not be disclosed to any other person without the consent of the other Party, except as may be required by applicable law or at the request of the U.S. Securities and Exchange Commission or other governmental agency. Declaration agrees that it will not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the Parties under this Section will survive the termination of this Agreement. The Parties further agree that a breach of this Section would irreparably damage the other Party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

      Section 14. Notices. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

      If to the Fund:                     If to Declaration:

      Millenium Tax- Free Income Fund, Inc      Declaration Service Company.
      C/O Millenium Advisers, Inc.              555 North Lane, Suite 6160
      45 Essex Street                           Conshohocken, PA 19428

      Millburn, NJ 07041
      Attention: John C. Sabo                   Attention: Terence P. Smith
                 President                                 President

      Section 15. Amendment. No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Parties. This Agreement may be amended from time to time by supplemental agreement executed by the Parties and the compensation stated in Schedule "B" attached hereto may be adjusted accordingly as mutually agreed upon.

      Section 16. Authorization. The Parties represent and warrant to each other that the execution and delivery of this Agreement by the undersigned officer of each Party has been duly and validly authorized; and when duly executed, this Agreement will constitute a valid and legally binding enforceable obligation of each Party.

      Section 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed will be deemed to be an original, but such counterparts will together constitute but one and the same instrument.

      Section 18. Assignment. This Agreement will extend to and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of Declaration or by Declaration without the written consent of the Fund which consent shall be authorized or approved by a resolution by its respective Boards of Directors.

      Section 19. Governing Law. This Agreement will be governed by the laws of the State of Pennsylvania and the exclusive venue of any action arising under this Agreement will be Montgomery County, Commonwealth of Pennsylvania.

      Section 20. Severability. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions will be considered severable and not be affected and the rights and obligations of the parties will be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid, provided that the basic agreement is not thereby materially impaired.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of fifteen (15) typewritten pages, together with Schedules "A," "B" and "C" (pages 16-24, attached), to be signed by their duly authorized officers as of the day and year first above written.

Millenium Tax- Free Income Fund, Inc.          Declaration Service Company


/s/ John C. Sabo                               /s/ Terence P. Smith
-----------------------                        ---------------------------
By: John C. Sabo                                   By: Terence P. Smith
    President                                          President

                                                                      SCHEDULE A

Accounting Services Provided by Declaration Service Company
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o     Journalize each Portfolio's investment, capital share and income and expense activities.

o Verify investment buy/sell trade tickets when received from the advisor and transmit trades to the Fund's custodian for proper settlement.

o     Maintain individual ledgers for investment securities.

o     Maintain historical tax lots for each security.

o Reconcile cash and investment balances of each Portfolio with the custodian, and provide the advisor with the beginning cash balance available for investment purposes.

o Update the cash availability throughout the day as required by the advisor.

o Post to and prepare each Portfolio's Statement of Assets and Liabilities and Statement of Operations.

o Calculate expenses payable pursuant to the Fund's various contractual obligations.

o Control all disbursements from the Fund on behalf of each Portfolio and authorize such disbursements upon instructions of the Fund.

o     Calculate capital gains and losses.

o     Determine each Portfolio's net income.

o Obtain security market prices and exchange rates or if such market prices or exchange rates are not readily available, then obtain such prices from services approved by the advisor, and in either case calculate the market or fair value of each Portfolio's investments. Price and exchange rate quotation costs for fixed income and international securities will be at the expenses of the respective portfolio.

o     Where applicable, calculate the amortized cost value of debt instruments.

o     Transmit or mail a copy of the portfolio valuations to the advisor.

Research and Corporate Action notices

o     Monitor Custodian to insure tax reclaims are collected on a timely basis.

o Compute the net asset value of each Portfolio in accordance with applicable laws..

o Report applicable net asset value and performance data to performance tracking organizations.

o Compute each Portfolio's yields, total returns, expense ratios and portfolio turnover rate in accordance with applicable laws.

o Prepare and monitor the expense accruals and notify Fund management of any proposed adjustments.

o Prepare monthly financial statements, which will include, without limitation, the Schedule of Investments, the Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, the Cash Statement, and the Schedule of Capital Gains and Losses.

o     Prepare monthly security transactions listings.

o     Prepare monthly broker security transactions summaries.

o Supply various Fund and Portfolio statistical data as requested on an ongoing basis.

o Assist in the preparation of support schedules necessary for completion of Federal and state tax returns.

o Assist in the preparation and filing of the Fund's annual and semiannual reports with the SEC on Form N-SAR.

o Assist in the preparation and filing of the Fund's annual and semiannual reports to shareholders and proxy statements.

o Assist with the preparation of amendments to the Fund's Registration Statements on From N-1A and other filings relating to the registration of shares.

o Monitor each Portfolio's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended from time to time ("Code").

o Determine the amount of dividends and other distributions payable to shareholders as necessary to, among other things, maintain the qualification as a regulated investment company of each Portfolio of the Fund under the Code.

o Provide other accounting services as may be agreed upon from time to time in writing by the Fund and Declaration.

Administrative Services Provided by Declaration Service Company
--------------------------------------------------------------------------------

o Provide overall day-to-day Fund administrative management, including coordination of investment advisor, custodian, transfer agency, distribution and pricing and accounting services.

o     Preparation of filing of all Federal and State reports including:

      o Fund's post-effective amendments under the Securities Act of 1933 and the Investment Company Act of 1940.

      o     Form N-SAR - Semi-Annual report for Registered Investment Companies.

      o     The Fund's Annual and Semi-Annual Report.

      o     Rule 24f-2 Notice - filing regarding sale(s) of securities.

      o     Rule 17g-1 filing with the SEC regarding Fidelity Bond coverage.

o Prepare and file such reports, applications and documents as may be necessary or desirable to register the Fund's shares with the Federal and state securities authorities, and monitor the sale of Fund shares for compliance with Federal and state securities laws.

o Prepare and file reports to shareholders, including the annual report to shareholders, and coordinate mailing Prospectuses, notices, proxy statements, proxies and other reports to shareholders.

o Assist with layout and printing of shareholder communications, including Prospectuses and reports to shareholders.

o Administer contracts on behalf of the Fund with, among others, the Fund's investment advisor, custodian, transfer agent/shareholder servicing agent, distributor, and accounting services agent.

o Prepare and maintain materials for directors/management meetings including, agendas, minutes, attendance records and minute books.

o Coordinate shareholder meetings, including assisting Fund counsel in preparation of proxy materials, preparation of minutes and tabulation of results.

o Monitor and pay Fund bills, maintain Fund budget and report budget expenses and variances to Fund management.

o Monitor the Fund's compliance with the investment restrictions and limitations imposed by the 1940 Act and state Blue Sky laws and applicable regulations thereunder, the fundamental and non-fundamental investment policies and limitations set forth in the Fund's Prospectuses and Statement of Additional Information, and the investment restrictions and limitations necessary for each Portfolio of the Fund to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, or any successor statute.

o Prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders.

o Provide other administrative services as may be agreed from time to time in writing by the Fund and Declaration.

Blue Sky Administration

o     Produce and mail the following required filings:

      o Initial Filings - produce all required forms and follow-up on any comments, including notification of SEC Effectiveness.

      o Renewals - produce all renewal documents and mail to states, includes follow-up to ensure all is in order to continue selling in states.

      o Sales Reports - produce all the relevant sales reports for the states and complete necessary documents to properly file sales reports with states.

      o Annual Report Filings - file copies of all annual reports with states.

      o Prospectus Filings - file all copies of Definitive SAI & Prospectuses with the states.

      o Post-Effective Amendment Filing - file all Post-Effective Amendments with the states, as well as, any other required documents.

o On demand additional states - complete filing for any states that you would like to add.

o Amendments to current permits - file in a timely manner any amendment to registered share amounts.

o     Update and file hard copy of all data pertaining to individual permits.

Transfer Agent, Shareholder Servicing Agent and Dividend Disbursing Agent Services provided by Declaration Service Company
--------------------------------------------------------------------------------

o Examine and process new accounts, subsequent payments, liquidations, exchanges, transfers, telephone transactions, check redemptions automatic withdrawals, and wire order trades.

o     Reinvest or pay dividends and make other distributions.

o Answer investor and dealer telephone and/or written inquiries, except as otherwise agreed by the Transfer Agent and the Fund.

o     Process and confirm address changes.

o Process standard account record changes as required, i.e. Dividend Codes, etc.

o Microfilm and/or store source documents for transactions, such as account applications and correspondence.

o Perform backup withholding for those accounts in accordance with Federal regulations.

o     Solicit missing taxpayer identification numbers.

o Provide remote access inquiry to Fund records via Fund supplied hardware (fund responsible for connection line and monthly fee).

o Maintain the following shareholder information in such a manner as the Transfer Agent shall determine:

      o     Name and address, including zip code.
      o     Balance of Shares.
      o Number of Shares, issuance date of each share outstanding and cancellation date of each share no longer outstanding, if issued.
      o     Balance of dollars available for redemption.
      o Dividend code (daily accrual, monthly reinvest, monthly cash or quarterly cash).
      o     Type of account code.
      o Establishment date indicating the date an account was opened, carrying forward pre-conversion data as available.
      o     Original establishment date for accounts opened by exchange.
      o     W-9 withholding status and periodic reporting.

      o     State of residence code.
      o Social security or taxpayer identification number, and indication of certification.
      o Historical transactions on the account for the most recent 18 months, or other period as mutually agreed to from time to time.
      o Indication as to whether phone transaction can be accepted for this account. Beneficial owner code, i.e. male, female, joint tenant, etc.

o     Provide the following reports and statements:

      o Prepare daily journals for Fund reflecting all shares and dollar activity for the previous day.
      o Supply information monthly for Fund's preparation of Blue Sky reporting.
      o Supply monthly purchase, redemption and liquidation information for use in Fund's N-SAR report.
      o     Provide monthly average daily balance reports for the Fund.
      o Prepare and mail copies of summary statements to dealers and investment advisors.
      o     Mail transaction confirmation statements daily to investors.
      o Address and mail four periodic financial reports (material must be adaptable to Transfer Agent's mechanical equipment as reasonably specified by the Transfer Agent).
      o     Mail periodic statement to investors.
      o Compute, prepare and furnish all necessary reports to governmental authorities: Forms 1099R, 1099DIV, 1099B, 1042 and 1042S.
      o Enclose various marketing material as designated by the Fund in statement mailings, i.e. monthly and quarterly statements (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent).

o     Prepare and mail confirmation statements to dealers daily.

o     Prepare certified list of stockholders for proxy mailing.

                                                                      SCHEDULE B

   Compensation Schedule for Services Provided by Declaration Service Company

Transfer Agent/ Shareholder Services (per Portfolio):

      First Year:        $18,000 for first class of shares
                         $ 9,000 for second class of shares
                         $ 4,500 for third class of shares

      Thereafter: same fees as first year plus an account fee of $7.50 per shareholder account with open ledger.

Fund Administration (per first Portfolio, which has three classes of shares):

      $33,000      Average Annual Assets   $         0     to  $50,000,000
         .02%      Average Annual Assets   $50,000,001     to $100,000,000
         .01%      Average Annual Assets         in excess of $100,000,000

Fund Accounting (per first Portfolio, which has three classes of shares):

      $35,000      Average Annual Assets   $         0     to  $50,000,000
         .02%      Average Annual Assets   $50,000,001     to $100,000,000
         .01%      Average Annual Assets         in excess of $100,000,000

Plus out-of-pocket expenses to include, but not limited to: wire fees, bank service charges, printing, copying, postage, courier, account statement/ confirmation (including programming costs for specialized statements/ confirmations), portfolio price quotation service, asset allocation charges, travel, telephone, registration fees, and other standard miscellaneous items.

            Additional Portfolios or classes of shares per Portfolio

Each category of fee (including annual minimums) increases by 50% for the second class of shares per portfolio, and by 25% for each additional class of shares per portfolio.

                                                                      SCHEDULE C

                      Millenium Tax-Free Income Fund, Inc.

Portfolios covered by this Agreement:

      Millenium Tax-Free Income Fund, Inc.

                                  EXHIBIT 15(c)

                      MILLENIUM TAX-FREE INCOME FUND, INC.
                          RULE 12B-1 DISTRIBUTION PLAN
                               FOR CLASS C SHARES

1. Purpose. The Company shall finance the distribution of its Class C shares pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") according to the terms of this Distribution Plan (the "Plan").

2. Fees. Amounts, not exceeding in the aggregate a maximum annual amount equal to the lesser of (a) 1.5% of the average daily net asset value of the Class C shares or (b) the maximum amount provided by an applicable rule or regulation of the National Association of Securities Dealers, Inc., during each fiscal quarter of the Company elapsed after the inception of the Plan may be paid by the Company to the Distributor out of the assets attributable to such shares at any time after the effective date of the Plan in order: (i) to pay the Distributor commissions in respect of shares of the Company previously sold at any time after the inception of the Plan, all or any part of which may be or may have been reallowed or otherwise paid to others by the Distributor in respect of or in furtherance of sales of shares of the Company after the inception of the Plan; and (ii) to enable the Distributor to pay or to have paid to others who sell the Company's shares a maintenance or service fee, at such intervals as the distributor may determine, in respect of the Company's shares previously sold by any such others at any time after the inception of the Plan and remaining outstanding during the period in respect of which such fee is or has been paid.

To the extent that any investment advisory fees paid by the Company may be deemed to be indirectly financing any activity which is primarily intended to result in the sale of shares of the Company within the meaning of Rule 12b-1, the payments of such fees are authorized under this Plan.

3. Required Approvals and Terms. Subject to paragraph 8, the Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority of both (i) the Board of Directors of the Company and (ii) those directors of the Company who are not "Interested Persons" of the Company as defined in the Act and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan or such agreements. Unless sooner terminated pursuant to the terms hereof, the Plan shall continue in effect for a period of one year from its effective date, and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for by Rule 12b-1 under the Act.

4. Periodic Reports. Any person authorized to direct the disposition of monies paid or payable by the Company pursuant to the Plan or any related agreement shall provide to


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

the Company's Board of Directors, and the Board of Directors shall review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

5. Termination. Subject to paragraph 8, the Plan may be terminated at any time by a vote of a majority of the Independent Directors, or by a majority vote of the Company's outstanding Class C shares.

6. Related Agreements. Any agreement related to the Plan shall be in writing, and shall provide:

      (i) That such agreement may be terminated at any time, without payment of penalty, by vote of a majority of the Independent Directors or by a majority vote of the Company's outstanding Class C shares on not more than 60 days written notice to any other party to the agreement; and

      (ii) That such agreement shall terminate automatically in the event of its assignment.

7. Amendments. The Plan may not be amended to increase materially the amount of distribution expenses provided in paragraph 2 unless such amendment is approved in the manner provided in paragraph 3, and no material amendment to the Plan shall be made unless approved by the Board of Directors and the Independent Directors.

8. Special Procedures for Series Company If the Company is or becomes a series company (as defined in Rule 18f-2 under the Act), then the Plan shall not take effect as to the Class C shares of any series and no amendment may be effected to increase materially the amount of distribution expenses as to the Class C shares of any series until it has been approved as to the Class C shares of such series by the Board of Directors and the Independent Directors of such series in the manner provided in paragraph 3; and no material amendment to the Plan in respect of such shares shall be made unless approved as to such shares by the Board of Directors and Independent Directors. The Plan may be terminated as to any series at any time by vote of a majority of the Independent Directors or by majority vote of the Class C shareholders of the series.


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